Exhibit 23.2


                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


    As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-K by McMoRan Oil & Gas Co. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 1997, into McMoRan Oil & Gas Co.'s previously filed Registration Statements on Form S-8 (File Nos. 33-82866, 33-80369, 33-80371 and 333-44561).


                                              By:/s/Ryder Scott Company
                                                    Petroleum Engineers

                                                 RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS

    Houston, Texas
    March 24, 1998